Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-1 of our report dated January 7, 2026, relating to the financial statements of Willow Lane Acquisition Corp. II as of August 27, 2025, and for the period from August 1, 2025 (inception) through August 27, 2025, which is contained in that Prospectus. We also consent to the reference to our firm under the caption “Experts” in the Prospectus.

/s/ Withum Smith+Brown, PC

New York, New York

January 7, 2026